Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business December 31, 2004, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts

   ASSETS

  in Millions

Cash and balances due from depository institutions:

Noninterest-bearing balances and

currency and coin .....................................................………

$  33,880

Interest-bearing balances ..........................................………

32,628

Securities:

Held to maturity securities.................................................………

110

Available for sale securities...............................................………

  78,962

Federal funds sold and securities purchased under

agreements to resell ..................................................……….

Federal funds sold in domestic offices

             31,459

Securities purchased under agreements to resell

           106,872

Loans and lease financing receivables:

Loans and leases held for sale……………………………….

   24,495

Loans and leases, net of unearned income     $341,550

Less: Allowance for loan and lease losses           5,313

Loans and leases, net of unearned income and

allowance ...............................................…………………….                                 336,237

Trading Assets ..................................................................……….                                  236,768

Premises and fixed assets (including capitalized leases).................                                     7,994

Other real estate owned .....................................................………                                         141

Investments in unconsolidated subsidiaries and

associated companies.................................................………                                          786

Customers’ liability to this bank on acceptances

outstanding ................................................................………                                         471

Intangible assets

        Goodwill…………………………………………………….

23,120

        Other Intangible assets………………………………………

9,871

Other assets ......................................................................……….

43,571

TOTAL ASSETS ..............................................................………

                  $967,365

                                                                                                                   ==========

LIABILITIES

Deposits

In domestic offices ...................................................……………….

$367,865

Noninterest-bearing ..................................... $133,284

Interest-bearing ..........................................    234,581

In foreign offices, Edge and Agreement

subsidiaries and IBF's .......................................................................

149,845

     Noninterest-bearing……......................             $ 7,002

Interest-bearing ....................................         142,843

Federal funds purchased and securities sold under agree-

ments to repurchase:

Federal funds purchased in domestic offices

15,415

Securities sold under agreements to repurchase

    71,311

Trading liabilities .................................................................…………….

  140,576

Other borrowed money (includes mortgage indebtedness

and obligations under capitalized leases)……………………………

 77,735

Bank's liability on acceptances executed and outstanding………………..

471

Subordinated notes and debentures ...................................……………….

18,767

Other liabilities ......................................................................…………….

43,384

TOTAL LIABILITIES ................................................................…………

885,369

Minority Interest in consolidated subsidiaries …………………………….

  1,356

EQUITY CAPITAL

Perpetual preferred stock and related surplus……………………………..

0

Common stock ......................................................................……………..

1,785

Surplus  (exclude all surplus related to preferred stock).………………….

58,290

Retained earnings……………………………………………………                                20,968

Accumulated other comprehensive income…………………………….                               (403)

Other equity capital components………………………………………….                               0

TOTAL EQUITY CAPITAL ......................................................…………

   80,640

______

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

$967,365

     ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON, JR.

 )

JAMES DIMON                         ) DIRECTORS

MICHAEL J. CAVANAGH  )